UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 4, 2008

PINNACLE GAS RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33457	30-0182582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 E. Alger Street

Sheridan, Wyoming 82801

(Address of principal executive offices)

(307) 673-9710

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Pinnacle Gas Resources, Inc. (the “Company”) entered into a Credit Agreement dated as of February 12, 2007 (the “Credit Agreement”) among the Company, as Borrower, and The Royal Bank of Scotland plc, individually and as Administrative Agent, and the Lenders from time to time party thereto.  The Credit Agreement had also previously been amended by the Letter Regarding Waiver and Amendment to Credit Agreement dated March 9, 2007.  In addition, as part of the annual borrowing base redetermination, in April 2008, the Company entered into a letter agreement with the administrative agent whereby the borrowing base under the Credit Agreement would be automatically reduced on a monthly basis until a formal determination or redetermination of the borrowing base comes into effect. Under such agreement, the borrowing base would be reduced on a monthly basis from $18.5 million on April 1, 2008 to $16.5 million on October 1, 2008.

Effective August 4, 2008, the parties to the Credit Agreement entered into the Second Amendment (“Second Amendment”) to the Credit Agreement.  The Second Amendment provides, among other things, for (i) the increase in the total senior debt to annualized EBITDA ratio, (ii) an increase in interest at each utilization level for LIBOR borrowings, (iii) the amendment of the utilization calculation to be determined as the greater of (x) the percentage of credit exposure over the borrowing base or (y) the percentage of credit exposure over three times EBITDA minus permitted subordinated debt, and (iv) the payment of an amendment fee.

As of June 30, 2008, the borrowing base under the Credit Agreement was $17.8 million while the actual borrowing availability was $7.4 million due to covenant limitations.  Taking the provisions of the Second Amendment into account, the Company’s actual borrowing availability would have been $11.1 million as of June 30, 2008.  As of June 30, 2008, the Company had approximately $5.0 million in outstanding indebtedness under the Credit Agreement.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Credit Agreement, dated as of August 4, 2008, by and among Pinnacle Gas Resources, Inc.,

the Lenders from time to time party thereto, and The Royal Bank of Scotland plc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE GAS RESOURCES, INC.

	By:	/s/ Ronald T. Barnes
	Name:	Ronald T. Barnes
	Title:	Chief Financial Officer, Senior Vice President
and Secretary

Dated: August 5, 2008

Exhibit Index

Exhibit

10.1	Second Amendment to Credit Agreement, dated as of August 4, 2008, by and among Pinnacle Gas Resources, Inc., the Lenders from time to time party thereto, and The Royal Bank of Scotland plc.